Exhibit 16


December 31, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Universal Standard Medical Laboratories, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1997. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ Coopers & Lybrand LLP
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Coopers & Lybrand LLP